POWER OF ATTORNEY With respect to holdings of, and transactions in, secrnities iszued by Hertz Global Holdings, Inc. (the 'oCompany')o the undersigned hereby constitutes and appoints Colleen Batcheler, Matthew Potalivo and Dane Allen, or any of them signing singly, with fullpower of substitution and re-substitution, to act as the undersigned's true and lawful afrorney-in-fact to: 1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the *SEC') a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the *Acf), or any rule or regulation of the SEC; 2. execute for and on behalf of the undersigned, Forms 3,4 and 5 in accordance with Section 16 oftle Act and the rules thereunder; 3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendmpnts thereto, and timely file such form with the SEC; and 4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attomey-in-fact may approve in such attomey-in-fact's discretion. The undersigned hereby ggants to each such attorney-in-fact fulIpower and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and re-substitution or revocation, hereby ratifring and confirming all that such attorney-in-fact, or such auorney-in-fact substitute or substitutes, shall lawfirlly do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capactty at the request of the undercigned, are not assuming, nor is the Company assuming, any of the undetsig[ed's responsibilities to comply with Section 16 ofthe Act. This Power of Attomey shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4 and 5 with respect pursuant to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomeys- in-fact. From and after the date hereof, any Power of Attonrey previously granted by the undersigned concerning the subject matter hereof is hereby revoked. has caused this Power ofIN WITNESS WHEREOF, the undersigned Feikin Attorney to be executed as of July 1,2022